UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2016

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2016, Bay Banks of Virginia, Inc. (the “Company”), the holding company for Bank of Lancaster (the “Bank”), issued a press release announcing that D. Kyle Woolfolk, Jr. has been elected to the Bank’s Board of Directors.

Woolfolk is the managing partner of Woolfolk Properties, LLC, a commercial property management firm, as well as the managing partner of Woolfolk Medical Group, LLC, a healthcare real estate development company founded in 1989. He served as president of Woolfolk Construction, Inc., a commercial general construction firm headquartered in Richmond from 1991 to 2010.

Woolfolk attended the School of Architecture and Building Science at Auburn University. He is currently Chairman of the Board for Bon Secours-Richmond Healthcare Foundation and has served as past president for YMCA of Midlothian, Midlothian Rotary, VCU-Business School Real Estate Circle of Excellence and Chesterfield Business Council.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Deborah M. Evans
Deborah M. Evans
Chief Financial Officer

May 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, May 12, 2016.